EXHIBIT 23.6

CONSENT OF MORGAN KEEGAN & COMPANY, INC.

We hereby consent to the inclusion in this Registration Statement on Form S-4 of Encore Medical Corporation of our letter to the Board of Directors of BioHorizons Implant Systems, Inc., included as Annex C to the Prospectus-Information Statement that is part of the Registration Statement, and to the references to such letter and to our firm in such Prospectus-Information Statement.

MORGAN KEEGAN & COMPANY, INC.

/s/ Morgan Keegan & Company, Inc,

July 16, 2004